Exhibit 23.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Scage Future on Form F-1 of our report dated October 18, 2024 relating to the financial statements appearing in the Annual Report on 20-F of Scage International Limited for the year ended June 30, 2025 filed on November 12, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

New York, New York

January 20, 2026